Exhibit 99.1

ARGAN, INC. REPORTS STRONG THIRD QUARTER RESULTS

December 13, 2012 – ROCKVILLE, MD – Argan, Inc. (NYSE MKT: AGX) today announced financial results for the three and nine months ended October 31, 2012.

For the quarter ended October 31, 2012, net revenues were $74.5 million compared to $43.6 million during the quarter ended October 31, 2011. Gemma Power Systems (Gemma) contributed $70.5 million or 95% of net revenues from continuing operations in the third quarter of fiscal 2013, compared to $41.3 million or 95% of net revenues from continuing operations in the third quarter of fiscal 2012. The substantial increase in comparative net revenues was due primarily to significant levels of construction activity at a large gas-fired power plant in Southern California and commencement of full construction activity at a biomass power project in Texas.

For the nine months ended October 31, 2012, net revenues were $220.8 million compared to $85.9 million during the nine months ended October 31, 2011. Gemma contributed $206.4 million or 93% of net revenues from continuing operations in the first nine months of fiscal 2013 compared to $79.7 million or 93% of net revenues from continuing operations in the first nine months of fiscal 2012.

The Company reported EBITDA (Earnings before interest, taxes, depreciation and amortization) from continuing operations of $9.6 million for the quarter ended October 31, 2012 compared to $4.0 million for the same prior year period. Gemma, for its segment, provided $10.5 million in EBITDA for the third quarter of fiscal 2013 compared to $4.7 million in the third quarter of fiscal 2012. The Company reported EBITDA from continuing operations of $26.6 million for the nine months ended October 31, 2012 compared to $7.8 million for the same prior year period. Gemma, for its segment, provided $27.9 million in EBITDA for the first nine months of fiscal 2013 compared to $10.1 million for the first nine months of fiscal 2012.

In the third quarter of fiscal 2013, the Company reported income from continuing operations before income taxes of $9.3 million compared to income from continuing operations before income taxes of $3.8 million in the third quarter of fiscal 2012.

For the first nine months of fiscal 2013, the Company reported income from continuing operations before income taxes of $26.0 million compared to income from continuing operations before income taxes of $7.2 million for the first nine months of fiscal 2012.

Net income attributable to the stockholders of Argan for the quarter ended October 31, 2012 was $6.1 million or $0.43 per diluted share based on 14,106,000 diluted shares outstanding, compared to $2.0 million or $0.15 per diluted share based on 13,744,000 diluted shares outstanding for the quarter ended October 31, 2011.

Net income attributable to the stockholders of Argan for the nine months ended October 31, 2012 was $16.7 million or $1.19 per diluted share based on 14,075,000 diluted shares outstanding compared to net income of $4.7 million or $0.34 per diluted share based on 13,715,000 diluted shares outstanding for the nine months ended October 31, 2011.

Argan had consolidated cash of $196.1 million as of October 31, 2012 and was debt free. Consolidated working capital was approximately $82.7 million as of October 31, 2012.

Contract backlog as of October 31, 2012 was $236 million compared to $415 million as of January 31, 2012.

Commenting on Argan’s results, Rainer Bosselmann, Chairman and Chief Executive Officer stated, “Our Gemma team has been fueling the strong Argan performance during fiscal 2013. We appreciate their efforts.”

About Argan, Inc.

Argan’s primary business is designing and building energy plants through its Gemma Power Systems subsidiary. These energy plants include traditional gas as well as alternative energy facilities including biodiesel, ethanol, and renewable energy sources such as wind power. Argan also owns Southern Maryland Cable, Inc.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the Company’s ability to achieve its business strategy while effectively managing costs and expenses; (2) the Company’s ability to successfully and profitably integrate acquisitions; and (3) the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in Argan’s filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements with respect to risk factors set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann	Arthur Trudel
301.315.0027	301.315.9467

ARGAN, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Net revenues
Power industry services	$70,527,000	$41,269,000	$206,364,000	$79,678,000
Telecommunications infrastructure services	3,959,000	2,328,000	14,430,000	6,254,000

Net revenues	74,486,000	43,597,000	220,794,000	85,932,000

Cost of revenues
Power industry services	58,173,000	35,248,000	173,339,000	65,807,000
Telecommunications infrastructure services	3,177,000	1,882,000	11,339,000	5,113,000

Cost of revenues	61,350,000	37,130,000	184,678,000	70,920,000

Gross profit	13,136,000	6,467,000	36,116,000	15,012,000
Selling, general and administrative expenses	3,780,000	2,735,000	10,105,000	7,868,000

Income from operations	9,356,000	3,732,000	26,011,000	7,144,000
Other (expense) income, net	(11,000)	33,000	(29,000)	84,000

Income from continuing operations before income taxes	9,345,000	3,765,000	25,982,000	7,228,000
Income tax expense	3,632,000	1,460,000	9,741,000	2,658,000

Income from continuing operations	5,713,000	2,305,000	16,241,000	4,570,000

Discontinued operations
Income (loss) on discontinued operations (including gains on disposal of $58,000 and $1,286,000 for the three and nine months ended October 31, 2011, respectively)	—	(365,000)	(405,000)	444,000
Income tax benefit (expense)	—	72,000	120,000	(326,000)

Income (loss) on discontinued operations	—	(293,000)	(285,000)	118,000

Net income	5,713,000	2,012,000	15,956,000	4,688,000
Add – Loss attributable to noncontrolling interest	352,000	—	748,000	—

Net income attributable to the stockholders of Argan	$6,065,000	$2,012,000	$16,704,000	$4,688,000

Earnings (loss) per share attributable to the stockholders of Argan:
Continuing operations
Basic	$0.44	$0.17	$1.24	$0.34

Diluted	$0.43	$0.17	$1.21	$0.33

Discontinued operations
Basic	$—	$(0.02)	$(0.02)	$0.01

Diluted	$—	$(0.02)	$(0.02)	$0.01

Net income
Basic	$0.44	$0.15	$1.22	$0.34

Diluted	$0.43	$0.15	$1.19	$0.34

Weighted average number of shares outstanding
Basic	13,822,000	13,609,000	13,728,000	13,605,000

Diluted	14,106,000	13,744,000	14,075,000	13,715,000

Cash dividend declared per common share	$$0.60	$0.50	$0.60	$0.50

ARGAN, INC. AND SUBSIDIARIES

Reconciliations to EBITDA

Continuing Operations (Unaudited)

	Three Months Ended October 31,
	2012	2011
Income from continuing operations	$5,713,000	$2,305,000
Interest expense	17,000	—
Income tax expense	3,632,000	1,460,000
Amortization of purchased intangible assets	61,000	87,000
Depreciation	136,000	112,000

EBITDA	$9,559,000	$3,964,000

Reconciliations to EBITDA

Power Industry Services (Unaudited)

	Three Months Ended October 31,
	2012	2011
Income before income taxes	$10,300,000	$4,533,000
Interest expense	17,000	—
Amortization of purchased intangible assets	61,000	87,000
Depreciation	77,000	53,000

EBITDA	$10,455,000	$4,673,000

Reconciliations to EBITDA

Continuing Operations (Unaudited)

	Nine Months Ended October 31,
	2012	2011
Income from continuing operations	$16,241,000	$4,570,000
Interest expense	44,000	—
Income tax expense	9,741,000	2,658,000
Amortization of purchased intangible assets	182,000	262,000
Depreciation	385,000	344,000

EBITDA	$26,593,000	$7,834,000

Reconciliations to EBITDA

Power Industry Services (Unaudited)

	Nine Months Ended October 31,
	2012	2011
Income before income taxes	$27,461,000	$9,678,000
Interest expense	44,000	—
Amortization of purchased intangible assets	182,000	262,000
Depreciation	205,000	153,000

EBITDA	$27,892,000	$10,093,000

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and the determination of appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from the Company’s GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a reconciliation between the Company’s GAAP and non-GAAP financial results is provided above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are presented in the Company’s SEC filings.

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	October 31, 2012	January 31, 2012
	(Unaudited)	(Note 1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$196,056,000	$156,524,000
Accounts receivable, net	25,761,000	16,053,000
Costs and estimated earnings in excess of billings	1,000,000	2,781,000
Deferred income tax assets	991,000	691,000
Prepaid expenses and other current assets	1,916,000	4,528,000

TOTAL CURRENT ASSETS	225,724,000	180,577,000
Property and equipment, net ($4,728,000 and $1,469,000 related to variable interest entities as of October 31 and January 31, 2012, respectively)	8,270,000	2,761,000
Goodwill	18,476,000	18,476,000
Intangible assets, net	2,392,000	2,574,000
Deferred income tax and other assets	123,000	864,000

TOTAL ASSETS	$254,985,000	$205,252,000

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$43,790,000	$29,524,000
Accrued expenses	8,315,000	6,751,000
Dividends payable	8,359,000	—
Billings in excess of costs and estimated earnings	82,558,000	68,004,000

TOTAL CURRENT LIABILITIES	143,022,000	104,279,000
Other liabilities	10,000	10,000

TOTAL LIABILITIES	143,032,000	104,289,000

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.10 per share – 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share – 30,000,000 shares authorized; 13,940,598 and 13,661,098 shares issued at October 31 and January 31, 2012, respectively; 13,937,365 and 13,657,865 shares outstanding at October 31 and January 31, 2012, respectively	2,091,000	2,049,000
Warrants outstanding	15,000	590,000
Additional paid-in capital	93,640,000	89,714,000
Retained earnings	17,289,000	8,944,000
Treasury stock, at cost – 3,233 shares at October 31 and January 31, 2012	(33,000)	(33,000)

TOTAL STOCKHOLDERS’ EQUITY	113,002,000	101,264,000
Noncontrolling interest (variable interest entities)	(1,049,000)	(301,000)

TOTAL EQUITY	111,953,000	100,963,000

TOTAL LIABILITIES AND EQUITY	$254,985,000	$205,252,000

Note 1 – The condensed consolidated balance sheet as of January 31, 2012 has been derived from audited financial statements.